 EXHIBIT 10.6

ROKWADER, INC.

(a delaware corporation)

Assignment Agreement and Addendum to Assignment Agreement between Dillonpark, LLC and Latigo Shore Music, Inc. dated January 24, 2013 and May 7, 2013, respectively.

Please refer to the accompanying document in pdf format: exhibit_10-6.pdf